Exhibit 10.3

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Second Amendment”) to Loan and Security Agreement, dated as of March 30, 2016 (the “Second Amendment Date”), is hereby entered into by and among Neothetics, Inc. (formerly known as Lithera, Inc., “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (“Lender”), and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc., “Agent”), in its capacity as administrative agent for itself and the Lender.  Any of the parties named above may be referred to herein as a (“Party”) and collectively, as the (“Parties”). Any terms not specifically defined herein shall have the definition ascribed to them in the Loan Agreement and Warrant, as defined below.

RECITALS

A.Whereas, Lender and Borrower have entered into that certain Loan and Security Agreement dated June 11, 2014 (as amended from time to time, the “Loan Agreement”);

B.Whereas, Borrower wishes to make a payment of principal in the amount of $5,514,057.72; and

C.Whereas, the Parties desire to amend the Loan Agreement in accordance with the terms of this Second Amendment.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1.	Definitions.

(a)New Definitions.  The following definitions are hereby inserted alphabetically into Section 1.1, as follows:

“Second Amendment Non-Renewable Facility Charge” means $50,000.

“Term Loan Pay-Down Amount” shall mean a prepayment of principal in the amount of $5,514,057.72 made on the Second Amendment Date;

(b)Amended Definitions.  The following definitions are hereby amended and restated in their entirety as follows:

“Amortization Date” means October 1, 2016, provided however, if the Interest Only Extension Conditions are satisfied, then April 1, 2017.

“Facility Charge” means $50,000.

“First Amendment Non-Renewable Facility Charge” means $25,000.

“Interest Only Extension Conditions” shall mean satisfaction of each of the following events:  (a) no default or Event of Default shall have occurred; and (b) Borrower shall have completed an equity financing in which the Borrower sells and issues shares of its capital stock resulting in aggregate gross proceeds to the Borrower raised on or after the Second Amendment Date of at least $5,000,000 on or before October 1, 2016.

“Maximum Term Loan Amount” means Four Million and No/100 Dollars ($4,000,000).

2.	All references to Agent’s prior name of Hercules Technology Growth Capital, Inc. shall be revised to reflect Agent’s amended name of Hercules Capital, Inc.
3.	Section 2.2(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

2.2(d)  Payment.  Borrower will pay interest on each Term Loan Advance on the first business day of each month, beginning the month after the Second Amendment Date.  Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter, amortized over a 28-month schedule if the Amortization Date is October 1, 2016, or over a 22-month schedule if the Amortization Date is April 1, 2017.  The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date, which such final payment shall include a balloon payment for any remaining principal balance and all remaining accrued but unpaid interest based on the applicable amortized schedule.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each Term Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement.

4.Section 2.5 of the Loan Agreement is hereby amended in its entirety to read as follows:

2.5  Prepayment.  At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Second Amendment Date, 3.0%; and thereafter, 2.0% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of

Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advances prior to the Maturity Date.

5.Section 7.14 of the Loan Agreement is hereby amended in its entirety to read as follows:

7.14Minimum Unrestricted Cash.  Borrower at all times shall maintain unrestricted Cash in Deposit Accounts subject to an Account Control Agreement of at least two (2) times the amount of principal then outstanding under the Term Loan.

6.Exhibits and Schedules.  Exhibit F and Schedule 1.1 are hereby amended restated in their entireties by the revised forms of Exhibit F and Schedule 1.1 attached to this Amendment and incorporated herein.

7.Effect of this Second Amendment.  The provisions of this Second Amendment shall be effective for all parties effective as of the Second Amendment Date.  Except as necessary to carry out the intent of this Second Amendment and as specifically modified pursuant hereto, no other changes or modifications to the Loan Agreement are intended or implied and in all other respects such documents shall continue to be and shall remain unchanged and in full force and effect in accordance with their respective terms, and are hereby specifically ratified, reaffirmed and confirmed by all parties hereto as of the effective date hereof.

8.Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this Second Amendment (except to the extent such representations and warranties contained in the Loan Agreement speak as of an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date).

9.This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10.Conditions Precedent.  As a condition to the effectiveness of this Second Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a)this Second Amendment fully executed by the Parties;

(b)a fully executed Warrant Modification Agreement;

(c)the Term Loan Pay-Down Amount;

(d)the Prepayment Charge of $110,281.16 applicable with respect to the Term Loan Pay-Down Amount;

(e)the Second Amendment Non-Renewable Facility Charge, which shall be deemed earned as of the Second Amendment Date;

(f)an amount equal to all Agent’s expenses incurred through the Second Amendment Date; and

(g)such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

[Signature page follows]

Exhibit 10.3

IN WITNESS WHEREOF, the Parties have executed this Second Amendment on the date first written above.

BORROWER:

NEOTHETICS, INC.

Signature:_/s/ Susan A. Knudson ____

Print Name:_Susan A. Knudson_______

Title:_Chief Financial Officer___

AGENT:

HERCULES CAPITAL, INC.

Signature:_/s/ Jennifer Choe  __________________

Jennifer Choe, Assistant General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.
a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner
By:	Hercules Capital, Inc., its Manager
By:	_/s/ Jennifer Choe____________________ Jennifer Choe, Assistant General Counsel

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated June 11, 2014, as amended, and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc., the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and Neothetics, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 30 days
Audited Financial Statements	FYE within 150 days

FINANCIAL COVENANT		Outstdg Principal	Unrestricted Cash
Minimum Unrestricted Cash	2x principal outstanding under the Term Loan	$______	$________

Very Truly Yours,

NEOTHETICS, INC.

By:	____________________________

Name:   _____________________________

Its:	____________________________

SCHEDULE 1.1

COMMITMENTS

LENDER	TERM COMMITMENT
HERCULES TECHNOLOGY III, L.P.	$4,000,000
TOTAL COMMITMENTS	$4,000,000